UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  December 8, 2008

Maui Land & Pineapple Company, Inc.

(Exact name of Registrant as Specified in Its Charter)

Hawaii	0-6510	99-0107542
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No)

120 Kane Street, P.O. Box 187, Kahului, Maui, Hawaii, 96733-6687

(Address of principal executive offices)

(808) 877-3351

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 8, 2008, the Board of Directors (the “Board”) of Maui Land & Pineapple Company, Inc. appointed Stephen M. Case, the Company’s largest shareholder, to serve on the Board as a Class One director effective as of the same day. Following Mr. Case’s appointment, Class One consists of four directors whose terms of office expire at the 2009 annual meeting of shareholders.  There are no arrangements or understandings between Mr. Case and any other persons pursuant to which he was elected to serve on the Board. As of the date of this report, the appointment of Mr. Case to any committees of the Board has not been decided.

Mr. Case will receive annual cash retainers of $27,000 (prorated for the remainder of fiscal year 2008).  Furthermore, in connection with his appointment to the Board, Mr. Case also received 250 shares of restricted common stock that were granted under the Maui Land & Pineapple Company, Inc. 2006 Equity and Incentive Compensation Plan.  Such shares will vest in full at the end of the first quarter of fiscal year 2009. Mr. Case will have voting and regular dividend rights with respect to the unvested restricted shares, but have no right to dispose of them until such time as they are vested.

The Company has a 51% ownership interest in Kapalua Bay Holdings, LLC (“Bay Holdings”), the owner and developer of The Residences at Kapalua Bay. The other members of Bay Holdings, through wholly owned affiliates, are Marriott International Inc., which owns a 34% interest in Bay Holdings, and Exclusive Resorts LLC, which owns the remaining 15% interest in Bay Holdings.  Mr. Case, as the Chairman, Chief Executive Officer, and indirect beneficial owner of all of Revolution LLC, which is the indirect majority owner of Exclusive Resorts LLC, may be deemed to have a beneficial interest in Bay Holdings.

A copy of the press release announcing Mr. Case’s appointment is attached as Exhibit 99.1 to this report and incorporated herein by reference.

Item 5.03  Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

At the Company’s Board meeting on December 8, 2008, in connection with Mr. Case’s appointment to the Board, the Board amended Article III, Section 1 of its Amended Bylaws to increase (i) the authorized number of directors from nine to ten and (ii) the number of Class One directors from three to four.

The foregoing description of the amendment to the Company’s Amended Bylaws is qualified in its entirety by reference to the Amended Bylaws, which are attached hereto as Exhibit 3.1 and incorporated herein by this reference.

Item 9.01     Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit Number	Description

3.1	Amended Bylaws of Maui Land & Pineapple Company, Inc.

99.1	Press Release, dated December 9, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MAUI LAND & PINEAPPLE COMPANY, INC.

Date: December 10, 2008	By:	/s/ Robert I. Webber
Robert I. Webber
Chief Operating Officer, Chief Financial
Officer, and Executive Vice President

EXHIBIT INDEX

Exhibit Number	Description

3.1	Amended Bylaws of Maui Land & Pineapple Company, Inc.

99.1	Press Release, dated December 9, 2008.